As filed with the Securities and Exchange Commission on February 2, 2000
                                                 Registration No. 333-_______
              ----------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------

                               WORLD CALLNET, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   75-2468002
                      (IRS Employer Identification Number)

           Brecon House, Meridian Gate, 207 Marsh Wall, London E14 9YT
                    (Address of principal executive offices)

                              PAUL GOODMAN-SIMPSON
                           BRECON HOUSE, MERIDIAN GATE
                                 207 MARSH WALL
                                 LONDON E14 9YT
                     (Name and address of agent for service)

                                  0171 335-8300
          (Telephone number, including area code of agent for service)

                              CONSULTING AGREEMENTS
                            (Full title of the Plan)
          -------------------------------------------------------------


  APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.



                         CALCULATION OF REGISTRATION FEE

================================= ====================== ======================= ====================== =======================

                                                            Proposed maximum       Proposed maximum
      Title of each class                                  offering price per     aggregate offering
 of securities to be registered       Amount to be               share*                  price                Amount of
                                       registered                                                          registration fee
--------------------------------- ---------------------- ----------------------- ---------------------- -----------------------
 Common Stock, $.001 par value           150,000                 $3.625                $543,750                $143.55
          per share**
================================= ====================== ======================= ====================== =======================

*Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the closing price reported on January 21, 2000, as reported on the Over-the-Counter Bulletin Board.
**Represents shares of common stock issuable upon exercise of common stock purchase warrants.

                                     PART I

Item 1.  Plan Information.

         The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's Consulting Agreements as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan and Non-Employee Directors Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Consulting Agreements are available without charge by contacting:

                               World CallNet, Inc.
                           Brecon House, Meridian Gate
                                 207 Marsh Wall
                             London E14 9YT, England
                           Attn: Paul Goodman-Simpson

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

          o Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the Commission on January 13, 1999, which is hereby incorporated by reference.

          o    The class of securities to be offered hereby is registered  under
               Section 12 of the Exchange Act. A description of the Registrant's securities is set forth in Item 11 of its Amendment Number 1 to Form 10-SB, dated August 12, 1997.


Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The balance sheet and financial statements of World CallNet, Inc. for the year ended September 30, 1999 and the period from January 23, 1998 (date of inception) to September 30, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Hein + Associates LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia, Ross & Friedman, LLP, 135 West 50th Street, 20th Floor, New York, NY 10020.

Item 6.  Indemnification of Directors and Officers.

         The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provided that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The  following  documents  are filed as Exhibits  to this  Registration
Statement:

         EXHIBIT
         NUMBER   EXHIBIT
         -------  -------

         4.1      Warrant Agreement with James F. Smith.

         5.1      Opinion of Sichenzia Ross & Friedman, LLP

         23.1     Consent of Hein + Associates LLP, Independent Accountants

         23.2     Consent of Sichenzia Ross & Friedman, LLP is contained in
                  Exhibit 5.1.

         24.1     Power of Attorney (included in the Signature Page).

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on this 28th day of January, 2000.

                                   WORLD CALLNET, INC.


                                   By:/s/Paul Goodman-Simpson
                                      ----------------------------
                                   Paul Goodman-Simpson, President
                                   and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That the undersigned officers and directors of World CallNet, Inc., a Delaware corporation, do hereby constitute and appoint Paul Goodman-Simpson the lawful attorney in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on January 28, 2000.


        Signature                              Title
        ---------                              -----
/s/Paul Goodman-Simpson                  President, Chief Executive Officer
-------------------------                and Director
Paul Goodman-Simpson

/s/ Aaron Goodman-Simpson                Vice-President and Chief Financial
-------------------------                Officer (Principal Financial Officer)
Aaron Goodman-Simpson                    and Director

/s/ Keith Goodyer                        Vice-President and
-------------------------                Director
Keith Goodyer